 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 21, 2016

UNIFIRST CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-08504	04-2103460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Jonspin Road, Wilmington, Massachusetts 01887

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (978) 658-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement with Ronald D. Croatti

On April 21, 2016, UniFirst Corporation (the “Company”) entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”) with Ronald D. Croatti, the Company’s Chairman, Chief Executive Officer and President, which extends the term of Mr. Croatti’s existing Employment Agreement, dated as of April 5, 2010, that expired on April 5, 2016. The Amended Employment Agreement provides for the employment of Mr. Croatti for a term of four years, subject to earlier termination as set forth in the Employment Agreement.

Pursuant to the Amended Employment Agreement, Mr. Croatti’s base salary is his base salary currently in effect and will be reviewed on an annual basis consistent with the Company’s usual practices for senior executives. In addition, Mr. Croatti is entitled to participate in the Company’s executive cash bonus plan in the same manner as other senior executives of the Company and the Company’s CEO Cash Incentive Bonus Plan. Mr. Croatti is also entitled to receive a grant of 140,000 shares of restricted common stock pursuant to a Restricted Stock Award Agreement, which is described below. In the event that the Company terminates Mr. Croatti’s employment without cause during the term of the Amended Employment Agreement, Mr. Croatti will be entitled to receive one-half of his annual base salary then in effect. Mr. Croatti has agreed under the Amended Employment Agreement not to compete with the Company or to solicit the Company’s employees or customers for a period of 24 months following his termination.

The foregoing summary is qualified in its entirety by reference to the Amended Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Restricted Stock Award Agreement with Ronald D. Croatti

On April 21, 2016, the Company entered into a Restricted Stock Award Agreement (the “Award Agreement”) with Mr. Croatti pursuant to which the Company granted 140,000 shares (the “Performance Restricted Shares”) of restricted common stock to Mr. Croatti. The number of Performance Restricted Shares to be earned will depend on whether and the extent to which the Company achieves certain consolidated revenues and adjusted operating margins as set forth in the Performance Criteria Restricted Stock Award Agreement during certain performance periods set forth in such agreement, including performance periods relating to the second half of fiscal year 2016 and fiscal years 2017 and 2018 (collectively, the “Performance Criteria”). The threshold, target and maximum numbers of Performance Restricted Shares eligible to be earned under the Award Agreement are 100,000, 120,000 and 140,000, respectively. The Performance Restricted Shares earned upon achievement of the Performance Criteria will vest in two equal amounts on the third and fourth anniversaries of the grant date provided that Mr. Croatti continues to be employed by the Company on each such date. Mr. Croatti may transfer all or a portion of the Performance Restricted Shares to any holder of Class B Common Stock of the Company in exchange for an identical number of shares of Class B Common Stock (the “Transferred Class B Shares”). Upon any such transfer, the restrictions and conditions to which the Performance Restricted Shares are subject under the Performance Criteria Restricted Stock Award Agreement will lapse and such restrictions and conditions will attach to the Transferred Class B Shares. In the event that Mr. Croatti’s employment is terminated without cause or by reason of death or disability prior to the vesting of the Performance Restricted Shares, all of the Performance Restricted Shares that have been or will be earned upon achievement of the Performance Criteria through the end of the fiscal year during which such termination occurred will become fully vested.

The foregoing summary of the Award Agreement is qualified in its entirety by reference to the Award Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

During the performance periods that the Performance Restricted Shares could be earned, the Company will assess on an ongoing basis the probability that such shares will be earned. To the extent the Company determines that it is probable that the shares will be earned, the Company will record non-cash stock-based compensation expense related to such shares.

Assuming that Mr. Croatti will earn the target number of Performance Restricted Shares, or 120,000 shares, during the performance periods, then over the four-year term of the employment agreement, the stock compensation expense related to the Performance Restricted Shares would total approximately $13.3 million. The after-tax effect, assuming the Company’s current tax rates, would be approximately $8.1 million. The non-cash stock-based compensation expense would be recognized by fiscal year as follows, assuming the target level of achievement is deemed probable over the course of the performance periods (in thousands):

2016	$1,346
2017	3,890
2018	3,890
2019	3,120
2020	1,090
$13,336

The impact of any charge taken in the remainder of fiscal 2016 was not reflected in the Company’s fiscal 2016 earnings per share guidance previously issued on March 30, 2016.

 Forward Looking Statements

This Current Report on Form 8-K contains forward looking statements that reflect the Company’s current views with respect to future events and financial performance, including projected revenues and earnings per share. Forward looking statements contained in this Current Report on Form 8-K are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward looking statements are based upon the Company’s current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward looking statements. Such factors include, but are not limited to, the Company’s ability to compete successfully without any significant degradation in its margin rates, uncertainties caused by the continuing adverse worldwide economic conditions and their impact on the businesses and workforce levels of the Company’s customers, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, uncertainties regarding the Company’s ability to consummate and successfully integrate acquired businesses, the Company’s ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt the Company’s business, the continuing increase in domestic healthcare costs, including the ultimate impact of the Affordable Care Act, the Company’s retention of customers and renewal of customer contracts, uncertainties regarding the price levels of natural gas, electricity, fuel and labor, the negative effect on the Company’s business from sharply depressed oil prices, fluctuation in the Company’s revenue and net income from the Company’s specialty garments segment, the effect of currency fluctuations on the Company’s results of operations and financial condition, rampant criminal activity and instability in Mexico where the Company’s principal garment manufacturing plants are located, the impact on the Company’s goodwill and intangibles that might result from adverse financial and economic changes, the Company’s ability to properly and efficiently design, construct, implement and operate its new customer relationship management (“CRM”) computer system, interruptions or failures of the Company’s information technology systems, including as a result of cyber-attacks, failure to comply with other state and federal regulations that might result in penalties or costs, seasonal and quarterly fluctuations in business levels, any loss of key management or other personnel, the Company’s dependence on third parties to supply the Company with raw materials, increased costs as a result of any future changes in federal or state laws, rules and regulations or governmental interpretation of such laws, rules and regulations, demand and prices for the Company’s products and services, economic and other developments associated with the war on terrorism and its impact on the economy, general economic conditions and other factors described under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 29, 2015 and in the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward looking statements to reflect events or circumstances arising after the date on which such statements are made.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Amended and Restated Employment Agreement, dated as of April 21, 2016, between the Company and Ronald D. Croatti

10.2*	Restricted Stock Award Agreement, dated April 21, 2016, between the Company and Ronald D. Croatti

___________________

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIFIRST CORPORATION

Date: April 22, 2016	By:	/s/ Ronald D. Croatti
Ronald D. Croatti
Chief Executive Officer and President

	By:	/s/ Steven S. Sintros
Steven S. Sintros
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Amended and Restated Employment Agreement, dated as of April 21, 2016, between the Company and Ronald D. Croatti

10.2*	Restricted Stock Award Agreement, dated April 21, 2016, between the Company and Ronald D. Croatti

___________________

* Filed herewith